Exhibit e(3)
                             UNDERWRITING AGREEMENT


AGREEMENT made as of this 1st day of October, 1999 between KEMPER TARGET EQUITY FUND, a Massachusetts business trust (hereinafter called the "Fund"), and KEMPER DISTRIBUTORS, INC., a Delaware corporation (hereinafter called the "Underwriter");

                                   WITNESSETH:

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Fund hereby appoints the Underwriter as principal underwriter for the distribution of shares of beneficial interest (hereinafter called "shares") of the Fund in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may (a) issue or sell shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; (b) issue or sell shares at net asset value to the shareholders of any other investment company, for which the Underwriter shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Fund; or (c) issue shares in connection with the merger or consolidation of any other investment company with the Fund or the Fund's acquisition, by purchase or otherwise, of all or substantially all of the assets of any other investment company or all or substantially all of the outstanding shares of any such company.

2. The Underwriter hereby accepts such appointment and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized shares of the Fund remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ( "Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable Federal and state laws and regulations and to the Fund's organizational documents.

3. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

4. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

5. The Underwriter shall sell shares of the Fund to or through qualified dealers or others in such manner, not inconsistent with the provisions hereof and the Fund's currently effective registration statement, including the prospectus and statement of additional information and any supplements or amendments thereto ("Registration Statement"), as the Underwriter may determine from time to time, provided that no dealer or other person shall be appointed or




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authorized to act as agent of the Fund without the prior consent of the Fund. It is mutually agreed that, in addition to sales made by it as agent of the Fund, the Underwriter may, in its discretion, also sell shares of the Fund as principal to persons with whom it does not have dealer selling group agreements.

6. Shares of the Fund offered for sale or sold by the Underwriter shall be so offered or sold at a price per share determined in accordance with the Registration Statement except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for shares of the Fund shall be the net value per share plus a distribution charge in the amount set forth in the Registration Statement. The net asset value per share shall be determined in the manner and at the times set forth in the Registration Statement.

7. The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such shares. The excess, if any, of the sales price over the net asset value of the shares of the Fund sold by the Underwriter as agent shall be retained by the Underwriter as a commission for its services hereunder. Out of such commission the Underwriter may allow commissions or concessions to dealers and may allow them to others in its discretion in such amounts as the Underwriter shall determine from time to time. Except as may be otherwise determined by the Underwriter and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.

8. The Underwriter shall issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this agreement as may be required. At or prior to the time of issuance of shares, the Underwriter will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as the Underwriter may specify.

9. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome).

10. The Fund will furnish to the Underwriter from time to time such information with respect to the Fund and its shares as the Underwriter may reasonably request for use in connection with the sale of shares of the Fund. The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by its dealers or others in connection with the sale of such shares any statements, other than those contained in the Registration Statement, except such supplemental literature or advertising as shall be lawful under Federal and state securities law and regulations, and that it will furnish the Fund with copies of all such material.

11. The Underwriter shall order shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. The Underwriter will not make, or authorize any dealers or others to make: (a) any short sales of shares of the Fund; or (b) any sales of such shares to any Board member or officer of the Fund or to any officer or Board member of the


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Underwriter or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Fund, or to any such corporation or association, unless such sales are made in accordance with the Registration Statement relating to the sale of such shares.

12. The Underwriter, as agent of and for the account of the Fund, may repurchase the shares of the Fund at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

13. In selling or reacquiring shares of the Fund for the account of the Fund, the Underwriter will in all respects conform to the requirements of all state and Federal laws and the Conduct Rules of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be. The Underwriter will observe and be bound by all the provisions of the Fund's organizational documents (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940, notice of which shall have been given to the Underwriter) which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Underwriter.

The Underwriter agrees to indemnify and hold harmless the Fund and each of its Board members and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Fund or such Board members, officers, or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by the Underwriter or any of the Underwriter's employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by the Underwriter, or (iii) may be incurred or arise by reason of the Underwriter's acting as the Fund's agent instead of purchasing and reselling shares as principal in distributing the shares to the public, provided, however, that in no case (i) is the Underwriter's indemnity in favor of a Board member or officer or any other person deemed to protect such Board member or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Underwriter to be liable under the indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which the Underwriter may have to the Fund or any person against whom such action is brought otherwise than on account of the Underwriter's indemnity agreement contained in this paragraph. The Underwriter shall be entitled to participate, at the Underwriter's own expense, in the defense, or, if the Underwriter so elects, to assume the defense of any suit brought to enforce any such liability, but if the

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Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by the Underwriter and satisfactory to the Fund, to its officers and Board members, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Underwriter elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Board members or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case the Underwriter does not elect to assume the defense of any such suit, the Underwriter will reimburse the Fund, such officers and Board members or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. The Underwriter agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares. The Fund shall not, without the prior written consent of the Underwriter, effect any settlement of any pending or threatened action, suit or proceeding in respect of which the Fund is or could have been a party and indemnity has or could have been sought hereunder by the Fund, unless such settlement includes an unconditional release of the Underwriter from all liability on claims that are the subject matter of such action, suit or proceeding.

The Fund agrees to indemnify and hold harmless the Underwriter and each of the Underwriter's directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Underwriter or such directors, officers or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by the Fund or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was not made in reliance upon information furnished to the Underwriter by the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against the Underwriter or any such director, officer or controlling person unless the Underwriter or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Underwriter or upon such director, officer or controlling person (or after the Underwriter or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter, its directors, officers, or controlling


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person or persons, defendant or defendants in the suit. In the event that the
Fund elects to assume the defense of any such suit and retain such counsel, the Underwriter, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Underwriter or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Underwriter promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any shares. The Underwriter shall not, without the prior written consent of the Fund, effect any settlement of any pending or threatened action, suit or proceeding in respect of which either the Underwriter is or could have been a party and indemnity has or could have been sought hereunder by the Underwriter, unless such settlement includes an unconditional release of the Fund from all liability on claims that are the subject matter of such action, suit or proceeding.

14. The Underwriter will require each dealer to conform to the provisions hereof and the Registration Statement with respect to the public offering price of the Fund's shares, and neither the Underwriter nor any such dealers shall withhold the placing of purchases orders so as to make a profit thereby.

15. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Underwriter under this Agreement or the Plan. The Fund will pay (or will enter into arrangements providing that others will pay) all fees and expenses in connection with the registration of the Fund and its shares under the United States securities laws and, effective January 1, 2000, the registration and qualification of shares for sale in the various jurisdictions in which the Fund shall determine it advisable to qualify such shares for sale (including registering the Fund as a broker or dealer or any officer of the Fund or other person as agent or salesman of the Fund in any such jurisdictions) ("Blue Sky expenses"). Prior to January 1, 2000, KDI will pay all such Blue Sky expenses. In addition, the Underwriter will pay all expenses (other than expenses which one or more Firms may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (a) expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, typesetting, printing and distribution of any registration statement or prospectus, report or other communication to shareholders in their capacity as such), and (b) expenses of advertising in connection with such offering.

No transfer taxes, if any, which may be payable in connection with the issue or delivery or shares sold as herein contemplated or of the certificates for such shares shall be borne by the Fund, and the Underwriter will bear all such transfer taxes.

16. The agreement shall become effective on the date hereof and shall continue in effect until September 30, 2000 and from year to year thereafter, but only so long as such continuance is approved in the manner required by the Investment Company Act of 1940. Either party hereto



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may terminate this agreement on any date by giving the other party at least six months prior written notice of such termination specifying the date fixed therefor. Without prejudice to any other remedies of the Fund in any such event the Fund may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

17. This agreement shall automatically terminate in the event of its assignment.

18. Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage postpaid, to the other party at such address as such other party may designate for the receipt of such notice.

19. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by Underwriter for recovery of any liability of the Fund arising hereunder allocated to a particular series or portfolio ("Portfolio") of the Fund if there be more than one, whether in accordance with the express terms hereof or otherwise, the Underwriter shall have recourse solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this agreement to be executed on its behalf by an officer thereunto duly authorized and its seal to be affixed on the day and year first above written.


KEMPER TARGET EQUITY FUND                   ATTEST:


By:      /s/ Mark S. Casady                 /s/ Maureen E. Kane
         ------------------------           ------------------------
         Mark S. Casady                     Maureen E. Kane
         President                          Assistant Secretary


KEMPER DISTRIBUTORS, INC.                   ATTEST:


By:      James L. Greenawalt                Philip Collora
         ------------------------           ------------------------
Title:                                      Title: Assist. Sec.